UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2025
BellRing Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39093		87-3296749
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.    Entry Into a Material Definitive Agreement.

As previously disclosed in the periodic reports filed by BellRing Brands, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”), the Company is party to several class action lawsuits related to its Joint Juice product filed against its subsidiary, Premier Nutrition Company, LLC (“Premier Nutrition”), in the U.S. District Court for the Northern District of California and the Superior Court for the State of California, County of Alameda, seeking monetary damages and injunctive relief with respect to consumers in several states (described in the Company’s periodic reports as the “California Federal Class Lawsuit,” the “Related Federal Actions” and the “California State Case” and, together, the “Joint Juice Litigation”). As previously disclosed in the Company’s third quarter fiscal 2025 earnings release and quarterly report filed with the SEC, on June 25, 2025, Premier Nutrition reached a class-wide settlement in principle regarding the Joint Juice Litigation, under the terms of which Premier Nutrition would pay $90.0 million to resolve all claims related to the Joint Juice Litigation.
On October 17, 2025, the parties executed a Stipulation of Settlement in the California Federal Class Lawsuit (the “California Federal Settlement”). On October 20, 2025, Plaintiff filed an unopposed motion for preliminary approval of the California Federal Settlement, which motion remains pending. Pursuant to the terms of the California Federal Settlement, if the settlement receives final court approval and becomes effective, the Company will pay a total of $19.2 million into a settlement fund to resolve the California Federal Class Lawsuit. The California Federal Settlement does not constitute an admission of liability or wrongdoing by the Company or any of its current or former directors or officers.
On October 22, 2025, the parties executed a Stipulation of Settlement in the Related Federal Actions and the California State Case (together, the “Multistate Settlement”). On October 23, 2025, Plaintiff filed an unopposed motion for preliminary approval of the Multistate Settlement, which motion remains pending. Pursuant to the terms of the Multistate Settlement, if the settlement receives final court approval and becomes effective, the Company will pay a total of $70.8 million into a settlement fund to resolve the Related Federal Actions and the California State Case. The Multistate Settlement does not constitute an admission of liability or wrongdoing by the Company or any of its current or former directors or officers.
There can be no assurance as to the ultimate outcome of the Joint Juice Litigation, including no assurance that the California Federal Settlement will be approved by the U.S. District Court or that the Multistate Settlement will be approved by the California Superior Court. If either the California Federal Settlement or the Multistate Settlement is not approved, the Company will continue to pursue its legal defenses.

9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2025	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Chief Legal Officer and Secretary